EXHIBIT 16

September 10, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

    We have read and agree with the comments in Item 4 of Form 8-K of EXAR Corporation dated September 11, 2001, except that we have no basis on which to agree or disagree with the comments made in paragraph (a).

Yours truly,

DELOITTE & TOUCHE LLP